The Ensign Group Reports Second Quarter Results

Conference Call and Webcast scheduled for tomorrow, August 2, 2019 at 10:00 am PT
MISSION VIEJO, California - August 1, 2019 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care and senior living companies, today announced its operating results for the second quarter of 2019, reporting a GAAP diluted earnings per share of $0.51 for the quarter with adjusted earnings per share of $0.54 for the quarter (1).
Highlights Include:

▪	GAAP earnings per share for the quarter was a record $0.51, an increase of 24.4% over the prior year quarter, and adjusted earnings per share was $0.54, up 22.7% over the prior year quarter (1);

▪
Consolidated GAAP Net Income for the quarter was $28.6 million, an increase of 30.0% over the prior year quarter, and adjusted Net Income was $30.3 million, an increase of 27.8% over the prior year quarter(1);

▪	Same store skilled services occupancy was 80.1%, an increase of 272 basis points over the prior year quarter, and skilled managed care revenue was up 8.5%;

▪	Transitioning skilled services occupancy was 78.0%, an increase of 375 basis points over the prior year quarter; and skilled managed care revenue was up 24.3%;

▪
Total Transitional and Skilled Services segment revenue was $469.2 million, an increase of 14.9%, and segment income was $56.7 million for the quarter, an increase of 31.1% over the prior year quarter(2);

▪
Total Home Health and Hospice Services segment revenue for the quarter was up 21.7% over the prior year quarter to $50.2 million; segment income was up 16.6% over the prior year quarter to $7.3 million and 6.4% sequentially over the first quarter of 2019(2).

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2) Segment income is defined and outlined in Note 7 on Form 10-Q. Segment income excludes general and administrative expenses and interest expense, as well as the elimination of intercompany transactions.

Operating Results

“We are very happy to report that our local operators continue to drive impressive results. We are honored to be affiliated with so many outstanding caregivers and healthcare leaders and their collective efforts have led to another strong quarter, with GAAP earnings per share of $0.51, an increase of 24.4% over the prior year quarter, and adjusted earnings per share of $0.54, up 22.7% over the prior year quarter,” said Ensign’s Chief Executive Officer, Barry Port. He continued, “Our organic growth this quarter has again come from the steady improvement in the organization’s most mature operations, as well as an increasingly positive contribution from our transitioning and newly acquired operations. While we are pleased with our progress, we have only begun to approach our potential in about half of the states in which we operate, not to mention the tremendous opportunities from our disciplined acquisition strategy. Our local leaders in our newer states are working diligently to implement proven practices that have consistently led to stronger clinical and financial results and we are confident that, as they do so, these newer markets will soon become enormously positive contributors to our collective results.”

Mr. Port pointed to high quality healthcare outcomes, stronger occupancy, strong regulatory results and consistent collection efforts as the primary drivers of the quarter’s strong results. He also noted that the strength of the relationships between our local clusters and managed care companies in their markets continue to be an advantage. He added, “We hope that these results will continue to show that even in a period where occupancies across the industry are down, we are able to consistently drive results across all payor types, including Medicaid, Medicare, managed care and private pay. Thanks to our distinctive local leadership model and our disciplined real estate investments and acquisitions, we are confident that this performance is sustainable over the long-term.”
He also highlighted Ensign’s unique entrepreneurial culture and its history of incubating other post-acute and healthcare businesses, noting that Cornerstone Healthcare, Inc., Ensign’s home health and hospice venture, grew its segment revenue and income by 21.7% and 16.6%, respectively, over the prior year quarter. “We are pleased with the results being achieved by our partners in home health and hospice and look forward to the enormous potential in our other new ventures as they, like Cornerstone, apply proven Ensign leadership and operational principles to their respective businesses,” Mr. Port said.
Ensign also reaffirmed its 2019 annual earnings per share guidance of between $2.22 and $2.30 per diluted share and annual revenue of between $2.34 billion and $2.40 billion. Overall, the midpoint of this guidance represents a 20.2%, or $0.38 per share, increase over Ensign’s 2018 annual earnings. “We are very happy with our performance for the first half of the year and remain confident that as our local leaders continue to focus on meeting the needs of their unique markets, we will carry this momentum into the second half of the year” Mr. Port added.
Chief Financial Officer, Suzanne Snapper reported that the Company’s liquidity remains strong with approximately $235 million of availability on its $450 million credit facility, which also has a built-in expansion option, and 59 unlevered real estate assets that add additional liquidity. Ms. Snapper also indicated that even after some significant acquisition activity, the Company maintained a lease-adjusted net-debt-to-adjusted EBITDAR ratio of 3.77x at quarter end. She pointed out that the Company expects the ratio to be impacted during periods of heavier acquisitions as the cash outlay precedes the growth in EBITDAR from newly acquired operations. She also indicated that cash generated from operations was $72.3 million for the first half of the year, which was primarily driven by an increase in operating results.
A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2019, which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.
Quarter Highlights
During the quarter, Ensign paid a quarterly cash dividend of $0.0475 per share of its common stock. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 16 years.
Also during the quarter and since, Ensign’s affiliates acquired the following skilled nursing and healthcare campus operations:

▪	Phoenix Mountain Post Acute, a skilled nursing facility with 130 skilled nursing beds located in Phoenix, Arizona;

▪	The Hills Post Acute, a 172-bed skilled nursing operation located in Santa Ana, California;

▪	St. Elizabeth Healthcare and Rehabilitation, a 59-bed skilled nursing operation located in Fullerton, California;

▪	Villa Maria Post Acute, a 78-bed skilled nursing operation located in Santa Maria, California;

▪	Mainplace Post Acute, a 163-bed skilled nursing operation located in Orange, California;

▪	Vista Post Acute and Rehabilitation & Olive Ridge Senior Living, a 150-bed skilled nursing operation and a 67-unit senior living facility, both in Peoria, Arizona;

▪
Alta Mesa Health and Rehabilitation & The Groves Assisted Living and Independent Senior Living Community, a 58-bed skilled nursing operation and a senior living center with 18 assisted living and 88 independent living units, both in Mesa, Arizona;

▪	Golden Palms Rehabilitation and Retirement, a 60-bed skilled nursing operation and a senior living center with 38 assisted living beds and 92 independent living units in Harlingen, Texas;

▪	Valley of the Moon Post Acute, a 27-bed hospital-based skilled nursing operation that is being operated under a management arrangement with Sonoma Valley Hospital in Sonoma, California; and

▪	The Terrace at Mount Ogden, a 114-bed skilled nursing operation in Ogden, Utah.

Also during the quarter, Ensign’s affiliates acquired the following home health, hospice and senior living operations:

▪	Stonebridge Home Care North, a home care agency based in Salt Lake City, Utah, and Stonebridge Home Care South, a home care agency based in Provo, Utah;

▪	Resolutions Hospice, which operates hospice agencies in Austin and Houston, Texas;

▪	Preceptor Health Care, which provides home health, hospice, and therapy services in eastern Wisconsin;

▪	Agape Hospice, a hospice agency providing services in Tucson, Arizona;

▪	Rockbrook Memory Care, a 52-unit memory care community in Lewisville, Texas; and

▪	Mainplace Senior Living, a 91-unit senior living center, located in Orange, California.
“We are very excited about these carefully selected operations and are pleased with the progress our local operators have already made in many of them,” said Chad Keetch, Ensign’s Chief Investment Officer. “Even though we’ve had a solid year on the acquisition front so far, the deals we have completed to date are not representative of the number of attractive opportunities that are available to us. Our pipeline is as full as ever, but we have intentionally kept plenty of dry powder on hand for what we believe will be an increasingly more attractive buyer’s market,” Mr. Keetch said. He added, “We are very excited to grow within our existing geographical footprint and will continue to do so as we see significant advantages to adding strength in markets we know well. We are in the process of evaluating dozens of opportunities and expect to announce more deals in the third and fourth quarters.”
These additions bring Ensign's growing portfolio to 200 skilled nursing operations, 27 of which also include senior living operations, 57 stand-alone senior living operations, 28 hospice agencies, 26 home health agencies and nine home care businesses across sixteen states.  Ensign owns the real estate at 78 of its 257 healthcare facilities.  Mr. Keetch reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, senior living and other healthcare related businesses in new and existing markets.
Spin-off Update
On May 6, 2019, the Company announced that it plans to separate its home health and hospice agencies and substantially all of its senior living businesses into a separate publicly-traded company. Upon consummation of the spin-off, the two companies will be comprised of:

▪
The Ensign Group, Inc., which will include transitional and skilled services, rehabilitative care services, healthcare campuses, mobile diagnostic and clinical laboratory operations, other post-acute-related new business ventures and real estate investments; and

▪	The Pennant Group, Inc., which will include Ensign’s home health and hospice operations and substantially all of its senior living operations.
Ensign’s current management team will continue in place. Daniel Walker, President of Ensign’s home health and hospice holding company, Cornerstone Healthcare, Inc., will become the Chairman, Chief Executive Officer and President of Pennant. Ensign’s current Executive Chairman, Christopher Christensen, will also serve as a director for both companies for the foreseeable future.
Pennant has filed a registration statement on Form 10 relating to the spin-off with the Securities and Exchange Commission. The spin-off is subject to customary conditions, including receipt of a tax opinion from counsel, effectiveness of the registration statement filed with the Securities and Exchange Commission, certain lease amendments, execution of intercompany agreements and final approval by Ensign’s board of directors. Ensign anticipates that the spin-off will be completed on October 1, 2019, but there can be no assurances regarding the final terms and structure of the spin-off or that it will be completed at all.
Discussing the prospects for the two companies, Mr. Port said, “As we have emphasized repeatedly over the last several quarters, our home health, hospice and senior living leaders have created significant value as they have embraced and applied Ensign’s innovative leadership and operating model. We believe that this spin-off will shine light on value that has yet to be fully realized under Ensign and will present two very attractive investments that provide our partners and shareholders the opportunity to share in that value, now and over time.”
Mr. Walker added, “We believe that separating these two businesses will accelerate the ability of both organizations, as two smaller but strong organizations, to quickly adapt to the ever changing needs of our patients, payors and other providers within the continuum of care. We are pleased with the progress we have made and are confident that we are on schedule to complete the spin-off on October 1, 2019. As our collective results in the first and second quarters show, our local operators have shown that the spin-off transaction has not been a distraction, as they have maintained their focus on clinical outcomes and operational discipline.”
Mr. Keetch also emphasized that Ensign will continue to be the leading consolidator in its highly fragmented core skilled nursing business, noting that Ensign will retain all existing owned real estate assets and will continue to pursue the purchase of additional real estate assets. “We now own 79 real estate assets, including the new Service Center location and the 28 senior living assets that will be leased by Pennant following the spin-off, which is approaching the 94 assets that we spun out to CareTrust in 2014. As we look to our past and what we have been able to accomplish with our real estate, we are very excited about the opportunities we have to unlock the value in our owned real estate. We are constantly evaluating our options and looking forward to creating a structure that will ensure both cultural and operational alignment,” he said.
Mr. Walker also reported that Pennant will continue to pursue the acquisition of home health and hospice agencies and senior living operations. In addition, Ensign management affirmed that Ensign does not intend to “stand still” or otherwise abate its acquisition program during the pendency of the transaction, and references to the property counts, capitalization or financial condition of either Ensign or Pennant and similar statements may change as a result of acquisitions, expenditures or other changes made prior to the effective date of the spin-off.
2019 Guidance Affirmed
Management affirmed its 2019 annual earnings per share guidance of between $2.22 and $2.30 per diluted share and annual revenue guidance of between $2.34 billion and $2.40 billion. Ms. Snapper reminded investors that the business is subject to seasonality, which historically impacts second and third quarter results. This guidance excludes the potential spin-off transaction costs, share-based compensation and costs incurred for start-up operations. The guidance includes, among other things, self-insurance healthcare costs, anticipated Medicare and Medicaid reimbursement rates and acquisitions completed to date.
Conference Call
A live webcast will be held Friday, August 2, 2019 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s second quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, August 30, 2019.
About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies, home health and hospice services and other rehabilitative and healthcare services at 257 healthcare facilities, 28 hospice agencies, 26 home health agencies and nine home care businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas, South Carolina, Oklahoma and Wyoming. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$575,651	$496,386	$1,124,865	$988,520
Expense
Cost of services	457,000	396,132	887,002	786,375
Return of unclaimed class action settlement	—	—	—	(1,664)
Rent—cost of services	37,060	34,472	72,846	68,322
General and administrative expense	30,561	22,386	63,585	47,490
Depreciation and amortization	13,184	11,621	25,782	23,243
Total expenses	537,805	464,611	1,049,215	923,766
Income from operations	37,846	31,775	75,650	64,754
Other income (expense):
Interest expense	(3,941)	(3,869)	(7,613)	(7,482)
Interest income	572	562	1,147	1,010
Other expense, net	(3,369)	(3,307)	(6,466)	(6,472)
Income before provision for income taxes	34,477	28,468	69,184	58,282
Provision for income taxes	5,552	6,142	12,652	12,663
Net income	28,925	22,326	56,532	45,619
Less: net income attributable to noncontrolling interests	316	315	551	476
Net income attributable to The Ensign Group, Inc.	$28,609	$22,011	$55,981	$45,143
Net income per share attributable to The Ensign Group, Inc.:
Basic	$0.54	$0.42	$1.05	$0.87
Diluted	$0.51	$0.41	$1.00	$0.84
Weighted average common shares outstanding:
Basic	53,408	51,880	53,246	51,733
Diluted	56,078	54,251	55,896	53,909

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$39,042	$31,083
Accounts receivable—less allowance for doubtful accounts of $3,726 and $2,886 at June 30, 2019 and December 31, 2018, respectively	296,935	276,099
Investments—current	8,003	8,682
Prepaid income taxes	5,934	6,219
Prepaid expenses and other current assets	25,632	24,130
Assets held for sale - current	—	1,859
Total current assets	375,546	348,072
Property and equipment, net	674,892	618,874
Right-of-use assets	1,074,449	—
Insurance subsidiary deposits and investments	38,929	36,168
Escrow deposits	—	7,271
Deferred tax assets	8,603	11,650
Restricted and other assets	16,943	20,844
Intangible assets, net	3,829	31,000
Goodwill	97,408	80,477
Other indefinite-lived intangibles	30,922	27,602
Total assets	$2,321,521	$1,181,958

Liabilities and equity
Current liabilities:
Accounts payable	$44,694	$44,236
Accrued wages and related liabilities	116,018	119,656
Lease liabilities—current	59,686	—
Accrued self-insurance liabilities—current	26,981	25,446
Other accrued liabilities	69,816	69,784
Current maturities of long-term debt	10,153	10,105
Total current liabilities	327,348	269,227
Long-term debt—less current maturities	268,179	233,135
Long-term lease liabilities—less current portion	988,145	—
Accrued self-insurance liabilities—less current portion	57,565	54,605
Other long-term liabilities	2,977	11,234
Deferred gain related to sale-leaseback	—	11,417
Total equity	677,307	602,340
Total liabilities and equity	$2,321,521	$1,181,958

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Six Months Ended June 30,
	2019	2018
Net cash provided by operating activities	$72,278	$101,240
Net cash used in investing activities	(98,256)	(81,244)
Net cash provided by/(used in) financing activities	33,937	(35,149)
Net increase/(decrease) in cash and cash equivalents	7,959	(15,153)
Cash and cash equivalents beginning of period	31,083	42,337
Cash and cash equivalents end of period	$39,042	$27,184

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT
(Unaudited)

The following tables sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,
	2019		2018
	$	%	$	%

	(Dollars in thousands)
Transitional and skilled services	$469,238	81.5%	$408,518	82.3%
Senior living services	42,046	7.3	37,164	7.5
Home health and hospice services:
Home health	24,988	4.3	21,321	4.3
Hospice	25,220	4.4	19,928	4.0
Total home health and hospice services	50,208	8.7	41,249	8.3
All other (1)	14,159	2.5	9,455	1.9
Total revenue	$575,651	100.0%	$496,386	100.0%
(1) Includes revenue from services generated in our other ancillary services.

	Six Months Ended June 30,
	2019		2018
	$	%	$	%

	(Dollars in thousands)
Transitional and skilled services	$918,496	81.7%	$815,534	82.5%
Senior living services	82,740	7.4	73,277	7.4
Home health and hospice services:
Home health	48,647	4.3	41,505	4.2
Hospice	47,678	4.2	39,502	4.0
Total home health and hospice services	96,325	8.5	81,007	8.2
All other (1)	27,304	2.4	18,702	1.9
Total revenue	$1,124,865	100.0%	$988,520	100.0%
(1) Includes revenue from services generated in our other ancillary services.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended June 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Total Facility Results:
Transitional and skilled revenue	$469,238	$408,518	$60,720	14.9%
Number of facilities at period end	171	162	9	5.6%
Number of campuses at period end*	27	22	5	22.7%
Actual patient days	1,472,798	1,330,057	142,741	10.7%
Occupancy percentage — Operational beds	79.4%	76.6%		2.8%
Skilled mix by nursing days	29.0%	29.7%		(0.7)%
Skilled mix by nursing revenue	48.7%	50.2%		(1.5)%

	Three Months Ended June 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Same Facility Results(1):
Transitional and skilled revenue	$348,623	$322,922	$25,701	8.0%
Number of facilities at period end	127	127	—	—%
Number of campuses at period end*	14	14	—	—%
Actual patient days	1,054,389	1,015,579	38,810	3.8%
Occupancy percentage — Operational beds	80.1%	77.4%		2.7%
Skilled mix by nursing days	31.0%	31.4%		(0.4)%
Skilled mix by nursing revenue	50.9%	51.7%		(0.8)%

	Three Months Ended June 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Transitioning Facility Results(2):
Transitional and skilled revenue	$89,359	$79,801	$9,558	12.0%
Number of facilities at period end	33	33	—	—
Number of campuses at period end*	7	7	—	—
Actual patient days	310,474	295,103	15,371	5.2%
Occupancy percentage — Operational beds	78.0%	74.3%		3.7%
Skilled mix by nursing days	25.4%	24.6%		0.8%
Skilled mix by nursing revenue	44.6%	44.6%		—%

	Three Months Ended June 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$31,256	$5,795	$25,461	NM
Number of facilities at period end	11	2	9	NM
Number of campuses at period end*	6	1	5	NM
Actual patient days	107,935	19,375	88,560	NM
Occupancy percentage — Operational beds	76.3%	75.7%		NM
Skilled mix by nursing days	20.8%	23.4%		NM
Skilled mix by nursing revenue	35.2%	38.8%		NM

*
Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2016.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2016 to December 31, 2017.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2018.

	Six Months Ended June 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Total Facility Results:
Transitional and skilled revenue	$918,496	$815,534	$102,962	12.6%
Number of facilities at period end	171	162	9	5.6%
Number of campuses at period end*	27	22	5	22.7%
Actual patient days	2,879,167	2,645,027	234,140	8.9%
Occupancy percentage — Operational beds	79.4%	77.2%		2.2%
Skilled mix by nursing days	29.5%	30.7%		(1.2)%
Skilled mix by nursing revenue	49.2%	51.2%		(2.0)%

	Six Months Ended June 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Same Facility Results(1):
Transitional and skilled revenue	$693,180	$647,995	$45,185	7.0%
Number of facilities at period end	127	127	—	—%
Number of campuses at period end*	14	14	—	—%
Actual patient days	2,093,819	2,034,749	59,070	2.9%
Occupancy percentage — Operational beds	80.1%	77.9%		2.2%
Skilled mix by nursing days	31.3%	32.0%		(0.7)%
Skilled mix by nursing revenue	51.3%	52.4%		(1.1)%

	Six Months Ended June 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Transitioning Facility Results(2):
Transitional and skilled revenue	$177,783	$161,744	$16,039	9.9%
Number of facilities at period end	33	33	—	—
Number of campuses at period end*	7	7	—	—
Actual patient days	620,434	590,903	29,531	5.0%
Occupancy percentage — Operational beds	78.4%	74.8%		3.6%
Skilled mix by nursing days	25.7%	26.2%		(0.5)%
Skilled mix by nursing revenue	45.0%	46.7%		(1.7)%

	Six Months Ended June 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$47,533	$5,795	$41,738	NM
Number of facilities at period end	11	2	9	NM
Number of campuses at period end*	6	1	5	NM
Actual patient days	164,914	19,375	145,539	NM
Occupancy percentage — Operational beds	74.2%	75.7%		NM
Skilled mix by nursing days	20.3%	23.4%		NM
Skilled mix by nursing revenue	33.9%	38.8%		NM

*
Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2016.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2016 to December 31, 2017.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2018.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
(Unaudited)

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Skilled Nursing Average Daily Revenue Rates:
Medicare	$614.76	$602.08	$534.84	$520.22	$572.34	$526.05	$594.59	$582.05
Managed care	466.48	454.13	419.73	410.79	421.67	427.64	454.37	445.48
Other skilled	493.47	468.18	462.28	467.78	330.42	250.64	488.04	467.19
Total skilled revenue	529.62	516.38	478.10	472.27	483.79	462.85	517.71	507.68
Medicaid	229.48	220.74	202.91	190.39	234.49	219.92	224.27	213.86
Private and other payors	236.16	226.10	204.60	196.25	233.55	236.72	227.22	217.35
Total skilled nursing revenue	$323.49	$314.46	$273.32	$260.74	$286.20	$279.56	$310.16	$302.01

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Skilled Nursing Average Daily Revenue Rates:
Medicare	$613.55	$598.45	$533.06	$517.82	$553.27	$526.05	$592.89	$578.24
Managed care	464.81	452.75	417.42	410.42	424.10	427.64	453.16	444.31
Other skilled	492.54	467.50	489.70	472.81	322.78	250.64	489.47	467.16
Total skilled revenue	529.09	514.35	477.56	471.69	475.36	462.85	517.29	505.91
Medicaid	229.65	220.76	200.49	189.13	238.30	219.92	223.83	213.61
Private and other payors	235.03	225.95	207.84	201.42	234.47	236.72	227.54	218.67
Total skilled nursing revenue	$324.28	$315.80	$272.86	$265.35	$286.07	$279.56	$311.00	$304.24

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Percentage of Skilled Nursing Revenue:
Medicare	23.0%	24.2%	24.7%	26.8%	19.2%	20.9%	23.1%	24.7%
Managed care	18.5	18.2	18.5	16.4	14.0	16.5	18.2	17.8
Other skilled	9.4	9.3	1.4	1.4	2.0	1.4	7.4	7.7
Skilled mix	50.9	51.7	44.6	44.6	35.2	38.8	48.7	50.2
Private and other payors	7.6	7.7	11.4	12.2	11.5	13.6	8.5	8.6
Quality mix	58.5	59.4	56.0	56.8	46.7	52.4	57.2	58.8
Medicaid	41.5	40.6	44.0	43.2	53.3	47.6	42.8	41.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Percentage of Skilled Nursing Days:
Medicare	12.1%	12.6%	12.6%	13.4%	9.6%	11.1%	12.0%	12.8%
Managed care	12.8	12.5	12.0	10.4	9.5	10.8	12.4	12.0
Other skilled	6.1	6.3	0.8	0.8	1.7	1.5	4.6	4.9
Skilled mix	31.0	31.4	25.4	24.6	20.8	23.4	29.0	29.7
Private and other payors	10.7	11.1	15.5	16.4	14.3	16.1	12.0	12.4
Quality mix	41.7	42.5	40.9	41.0	35.1	39.5	41.0	42.1
Medicaid	58.3	57.5	59.1	59.0	64.9	60.5	59.0	57.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Percentage of Skilled Nursing Revenue:
Medicare	23.5%	24.6%	25.1%	28.5%	17.8%	20.9%	23.5%	25.3%
Managed care	18.4	18.8	18.4	17.0	14.5	16.5	18.2	18.4
Other skilled	9.4	9.0	1.5	1.2	1.6	1.4	7.5	7.5
Skilled mix	51.3	52.4	45.0	46.7	33.9	38.8	49.2	51.2
Private and other payors	7.5	7.5	11.2	12.0	12.6	13.6	8.4	8.5
Quality mix	58.8	59.9	56.2	58.7	46.5	52.4	57.6	59.7
Medicaid	41.2	40.1	43.8	41.3	53.5	47.6	42.4	40.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Percentage of Skilled Nursing Days:
Medicare	12.4%	12.9%	12.8%	14.6%	9.2%	11.1%	12.3%	13.3%
Managed care	12.8	13.0	12.0	11.0	9.7	10.8	12.5	12.6
Other skilled	6.1	6.1	0.9	0.6	1.4	1.5	4.7	4.8
Skilled mix	31.3	32.0	25.7	26.2	20.3	23.4	29.5	30.7
Private and other payors	10.7	10.9	14.9	16.0	15.7	16.1	11.8	12.1
Quality mix	42.0	42.9	40.6	42.2	36.0	39.5	41.3	42.8
Medicaid	58.0	57.1	59.4	57.8	64.0	60.5	58.7	57.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our senior living segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended June 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Resident fee revenue	$42,046	$37,164	$4,882	13.1%
Number of facilities at period end	56	51	5	9.8%
Number of campuses at period end	27	22	5	22.7%
Occupancy percentage (units)	75.5%	75.2%		0.3%
Average monthly revenue per unit	$2,900	$2,863	$37	1.3%

	Six Months Ended June 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Resident fee revenue	$82,740	$73,277	9,463	12.9%
Number of facilities at period end	56	51	5	9.8%
Number of campuses at period end	27	22	5	22.7%
Occupancy percentage (units)	75.3%	75.4%		(0.1)%
Average monthly revenue per unit	$2,923	$2,860	63	2.2%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended June 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Home health and hospice revenue
Home health services	$24,988	$21,321	$3,667	17.2%
Hospice services	25,220	19,928	5,292	26.6
Total home health and hospice revenue	$50,208	$41,249	$8,959	21.7%

Home health and hospice agencies	62	46	16	34.8%
Home health services:
Average Medicare revenue per completed episode	$3,077	$3,064	$13	0.4%
Hospice services:
Average daily census	1,673	1,290	383	29.7%

	Six Months Ended June 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Home health and hospice revenue
Home health services	$48,647	$41,505	$7,142	17.2%
Hospice services	47,678	39,502	8,176	20.7
Total home health and hospice revenue	$96,325	$81,007	$15,318	18.9%

Home health and hospice agencies	62	46	16	34.8%
Home health services:
Average Medicare revenue per completed episode	$3,024	$2,951	$73	2.5%
Hospice services:
Average daily census	1,544	1,275	$269	21.1%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE
(Unaudited)

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,
	2019		2018
	$	%	$	%

	(Dollars in thousands)
Revenue:
Medicaid	$206,811	35.9%	$173,169	34.9%
Medicare	153,187	26.6	136,813	27.6
Medicaid-skilled	31,792	5.5	28,298	5.7
Total	391,790	68.0	338,280	68.2
Managed Care	93,690	16.3	80,150	16.1
Private and Other(1)	90,171	15.7	77,956	15.7
Total revenue	$575,651	100.0%	$496,386	100.0%
(1) Private and other payors also includes revenue from all payors generated in our other ancillary services for the three months ended June 30, 2019 and 2018.

	Six Months Ended June 30,
	2019		2018
	$	%	$	%

	(Dollars in thousands)
Revenue:
Medicaid	$401,814	35.7%	$340,794	34.5%
Medicare	300,907	26.8	276,127	27.9
Medicaid-skilled	62,243	5.5	55,340	5.6
Total	764,964	68.0	672,261	68.0
Managed Care	183,538	16.3	163,866	16.6
Private and Other(1)	176,363	15.7	152,393	15.4
Total revenue	$1,124,865	100.0%	$988,520	100.0%
(1) Private and other payors also includes revenue from all payors generated in our other ancillary services for the six months ended June 30, 2019 and 2018.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to The Ensign Group, Inc.	$28,609	$22,011	$55,981	$45,143

Non-GAAP adjustments
Results related to facilities currently being constructed and other start-up operations(a)	84	1,272	326	2,847
Return of unclaimed class action settlement	—	—	—	(1,664)
Share-based compensation expense(b)	3,302	2,520	6,255	4,829
Results related to closed operations and operations not at full capacity(c)	626	291	975	489
Transaction-related costs(d)	546	83	608	111
Depreciation and amortization - patient base(e)	105	62	186	101
General and administrative - proposed spin-off transaction costs(f)	1,658	—	4,648	—
COS - business interruption gains(g)	—	(675)	—	(675)
Provision for income taxes on Non-GAAP adjustments(h)	(4,648)	(1,863)	(7,893)	(3,416)
Non-GAAP net income	$30,282	$23,701	$61,086	$47,765

Diluted Earnings Per Share As Reported
Net income	$0.51	$0.41	$1.00	$0.84
Average number of shares outstanding	56,078	54,251	55,896	53,909

Adjusted Diluted Earnings Per Share
Net income	$0.54	$0.44	$1.09	$0.89
Average number of shares outstanding	56,078	54,251	55,896	53,909
Footnotes:
(a) Represents operating results for facilities currently being constructed and other start-up operations.
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$(75)	$(16,343)	$(252)	$(32,566)
Cost of services	157	13,800	569	27,772
Rent	2	3,571	9	7,154
Depreciation and amortization	—	244	—	487
Total Non-GAAP adjustment	$84	$1,272	$326	$2,847

(b) Represents share-based compensation expense incurred.
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cost of services	$1,879	$1,381	$3,519	$2,638
General and administrative	1,423	1,139	2,736	2,191
Total Non-GAAP adjustment	$3,302	$2,520	$6,255	$4,829

(c) Represents results at closed operations and operations not at full capacity

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$(1,830)	$—	$(1,859)	$—
Cost of services	2,195	209	2,488	325
Rent	107	75	183	149
Depreciation and amortization	154	7	163	15
Total Non-GAAP adjustment	$626	$291	$975	$489

(d) Represents costs incurred to acquire an operation which are not capitalizable
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cost of services	$468	$—	$468	$—
Rent	78	83	140	111
Total Non-GAAP adjustment	$546	$83	$608	$111
(e) Included in depreciation and amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(f) Included in general and administrative expense are costs incurred in connection with our proposed spin-off of our home health and hospice operations and substantially all of our senior living operations to a newly formed publicly traded company.

(g) Business interruption recoveries related to insurance claims of the California fires that occurred in the fourth quarter of 2017.
(h) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0% for the three and six months ended June 30, 2019 and 2018. This rate excludes the tax benefit of shared-based payment awards.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Consolidated Statements of Income Data:
Net income	$28,925	$22,326	$56,532	$45,619
Less: net income attributable to noncontrolling interests	316	315	551	476
Add: Interest expense, net	3,369	3,307	6,466	6,472
Provision for income taxes	5,552	6,142	12,652	12,663
Depreciation and amortization	13,184	11,621	25,782	23,243
EBITDA	$50,714	$43,081	$100,881	$87,521

Adjustments to EBITDA:
Results related to closed operations and operations not at full capacity(a)	365	209	629	325
Losses/(earnings) related to operations in the start-up phase(b)	82	(2,543)	317	(4,794)
Return of unclaimed class action settlement	—	—	—	(1,664)
Share-based compensation expense	3,302	2,520	6,255	4,829
Proposed spin-off transaction costs(c)	1,658	—	4,648	—
Acquisition related costs(d)	546	83	608	111
Business interruption recoveries(e)	—	(675)	—	(675)
Rent related to items above	109	3,646	192	7,303
Adjusted EBITDA	$56,776	$46,321	$113,530	$92,956
Rent—cost of services	37,060	34,472	72,846	68,322
Less: rent related to items above	(109)	(3,646)	(192)	(7,303)
Adjusted EBITDAR	$93,727	$77,147	$186,184	$153,975

(a) Results at closed operations and operations not at full capacity during the three and six months ended June 30, 2019 and 2018.
(b) Represents results related to facilities currently in the start up phase after construction was completed. This amount excludes rent, depreciation and interest expense.
(c) Costs incurred in connection with our proposed spin-off of our home health and hospice operations and substantially all of our senior living operations to a newly formed publicly traded company.
(d) Costs incurred to acquire operations which are not capitalizable.
(e) Business interruption recoveries related to insurance claims of the California fires that occurred in the fourth quarter of 2017.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income from operations to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended June 30,
	Transitional and Skilled Services		Senior Living Services		Home Health and Hospice
	2019	2018	2019	2018	2019	2018

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$56,652	$43,210	$4,821	$4,966	$7,306	$6,268
Less: net income attributable to noncontrolling interests	—	—	—	—	200	281
Depreciation and amortization	8,938	7,708	2,019	1,863	320	281
EBITDA	$65,590	$50,918	$6,840	$6,829	$7,426	$6,268

Adjustments to EBITDA:
Results related to operations in the start-up phase(b)	—	(2,626)		56	82	27
Results related to closed operations and operations not at full capacity(c)	25	209	—	—	—	—
Share-based compensation expense	1,573	1,076	96	180	162	99
Transaction-related costs(d)	—	—	—	—	438	—
Business interruption recoveries(e)	—	(675)	—	—	—	—
Rent related to items above	77	2,759		880	2	7
Adjusted EBITDA	$67,265	$51,661	$6,936	$7,945	$8,110	$6,401
Rent—cost of services	29,656	27,832	6,422	5,928	776	552
Less: rent related to items above	(77)	(2,759)	—	(880)	(2)	(7)
Adjusted EBITDAR	$96,844	$76,734	$13,358	$12,993	$8,884	$6,946
(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Represents results related to facilities currently in the start up phase after construction was completed. This amount excludes rent, depreciation and interest expense.
(c) Results at closed operations and operations not at full capacity during the three months ended June 30, 2019 and 2018.
(d) Costs incurred to acquire operations which are not capitalizable.
(e) Business interruption recoveries related to insurance claims of the California fires that occurred in the fourth quarter of 2017.

	Six Months Ended June 30,
	Transitional and Skilled Services		Senior Living Services		Home Health and Hospice
	2019	2018	2019	2018	2019	2018

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$115,416	$89,405	$9,859	$9,629	$14,174	$12,326
Less: net income attributable to noncontrolling interests	—	—	—	—	350	370
Depreciation and amortization	17,552	15,510	3,919	3,460	580	526
EBITDA	$132,968	$104,915	$13,778	$13,089	$14,404	$12,482

Adjustments to EBITDA:
Results related to operations in the start-up phase(b)	—	(5,008)	—	178	317	36
Results related to closed operations and operations not at full capacity(c)	289	325	—	—	—	—
Share-based compensation expense	2,958	2,063	175	338	299	190
Transaction-related costs(d)	—	—	—	—	438	—
Business interruption recoveries(e)	—	(675)	—	—	—	—
Rent related to items above	153	5,526	—	1,764	9	13
Adjusted EBITDA	$136,368	$107,146	$13,953	$15,369	$15,467	$12,721
Rent—cost of services	58,219	54,609	12,808	12,309	1,412	1,089
Less: rent related to items above	(153)	(5,526)	—	(1,764)	(9)	(13)
Adjusted EBITDAR	$194,434	$156,229	$26,761	$25,914	$16,870	$13,797
(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Represents results related to facilities currently in the start up phase after construction was completed. This amount excludes rent, depreciation and interest expense.
(c) Results at closed operations and operations not at full capacity during the six months ended June 30, 2019 and 2018.
(d) Costs incurred to acquire operations which are not capitalizable.
(e) Business interruption recoveries related to insurance claims of the California fires that occurred in the fourth quarter of 2017.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently in start-up phase, excluding depreciation, interest and income taxes, (e) results of operations not at full capacity, excluding depreciation, interest and income taxes, (f) share-based compensation expense, (g) return of unclaimed class action settlement, (h) patient base and other acquisition-related costs and (i) proposed spin-off transaction costs. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently in start-up phase, excluding rent, depreciation, interest and income taxes, (f) results operations not at full capacity, excluding rent, depreciation, interest and income taxes, (g) share-based compensation expense, (h) return of unclaimed class action settlement, (i) patient base and other acquisition-related costs and (j) proposed spin-off transaction costs. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.